Exhibit 5.1

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

9 March 2012	Your Ref

	Our Ref	033696.0003/TSM

BY EMAIL & COURIER	Doc ID	3632227_2

Michael Kors Holdings Limited

c/o Michael Kors Limited

Unit 1001, 10/F, Miramar Tower

132 Nathan Road, Tsim Sha Tsui

Hong Kong

Dear Sirs

Michael Kors Holdings Limited, Company No. 524407 (the “Company”)

1.

We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise on British Virgin Islands law in connection with the Company’s public offering of ordinary shares of the Company (the “Ordinary Shares”).

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement (as defined below).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)

a Registration Statement on Form F-1 to be filed on 9 March 2012 by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder relating to the offer and sale of the Ordinary Shares (the “Registration Statement”);

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 8 March 2012; and

(c)	information revealed by our searches of:

(i)

the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 8 March 2012 of the statutory documents and records maintained by the Company at its registered office (the “Registered Agent’s Certificate”);

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 8 March 2012; and

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong

(iii)	the records of proceedings on file with, and available for inspection on 8 March 2012 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)

the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)

the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect this opinion and the transactions contemplated thereby; and

(d)	that the information indicated by the Searches is complete and remains true and correct.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)

Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)

Valid Issuance of Shares. The Ordinary Shares have been duly and validly authorized by the Company and have been duly and validly issued, fully paid and are non-assessable, and, when issued, pursuant to the Company’s Memorandum and Articles of Association, and the consideration therefor is received, will be duly and validly issued, fully paid and non-assessable (fully paid and non-assessable when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of the Ordinary Shares).

5.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

6.

We are furnishing this letter in our capacity as special British Virgin Islands counsel to the Company. This letter is not to be used, circulated or otherwise referred to for any other purpose except as set forth below.

7.	We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels

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